Exhibit 10.9

Loan No.: 85-410896-5

LIMITED GUARANTY

This LIMITED GUARANTY is made by and between FIRST REPUBLIC BANK, a Nevada corporation (the "Lender"), and the "Guarantor".

1.  Guaranty of Payment and Performance. For valuable consideration and to induce Lender to grant credit or other financial accommodations to CRESA Partners of Orange County, LP, a Delaware limited partnership (the "Borrower"), Guarantor, as primary obligor and not merely as surety, absolutely and unconditionally guarantees and promises to pay Lender or order, on demand, in lawful money of the United States, subject to the limitation in section 3 below, any and all indebtedness (as hereinafter defined) of Borrower to Lender under any existing or future agreement with Lender, and also absolutely and unconditionally guarantees the due performance by Borrower of all its obligations under all existing and future agreements with Lender.

2.  Indebtedness. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all loans, advances, debts, lease obligations, and other obligations and liabilities of Borrower, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or nonliquidated, determined or undetermined, whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter become barred or otherwise unenforceable.

3.  Maximum Principal Liability. The liability of Guarantor under this Guaranty shall not exceed at any time an amount equal to the sum of (a) _______% of the then outstanding indebtedness of Borrower to Lender (the "Guaranty Liability Amount"), (b) all interest on the Guaranty Liability Amount of the indebtedness which may accrue from the date of any demand for payment made upon Guarantor, (c) all attorneys' fees and all other costs and expenses incurred by Lender in the enforcement or collection of Borrower's indebtedness, and (d) Guarantor's obligations to pay attorneys' fees and all other costs and expenses which may be incurred by Lender in the protection, preservation or enforcement of any rights of Lender under this Guaranty.

4.  Continuing Guaranty. This Guaranty is, as to each Guarantor, a continuing guaranty, which shall remain effective without reaffirmation until it has been terminated in a writing sent by certified mail to Lender at the address set forth below. Such termination shall be applicable only to transactions committed to or having their inception after the effective date of termination and upon actual receipt of written notice by Lender and shall not affect rights and obligations arising out of transactions committed to or having their inception prior to such date. Termination by any Guarantor shall not affect the continuing liability hereunder of any Guarantor who does not give notice of termination. This Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, or by any modification, release or other alteration of any of the indebtedness hereby guaranteed or of any security therefore, including without limitation, pursuant to a bankruptcy or reorganization proceeding in connection with Borrower, or by any agreement or arrangements whatsoever with Borrower or anyone else. Guarantor acknowledges and agrees that the indebtedness of Borrower may be a revolving credit and/or that the amount of the indebtedness may at any one time be zero dollars, which shall not constitute a termination of this Guaranty.

5.  Joint and Several Obligations. The obligations hereunder are joint and several as to each and every Guarantor, and are independent of Borrower's obligations. A separate action or actions may be brought against Guarantor, or any one of them, whether action is brought against Borrower or whether Borrower is joined in any such action or actions. Each Guarantor agrees that any releases which may be given by Lender to any one or more of the Guarantor shall not release him, her or it from this Guaranty.

6.  Authorization. Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including any increase or decrease in the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine; (d) accept or discharge (in whole or in part) additional guarantors; and (e) assign, without notice, this Guaranty in whole or in part and/or Lender's rights hereunder to anyone at any time.

7.  Waivers. Guarantor waives all rights and defenses Guarantor may have because Borrower's debt is secured by real property, including, without limitation, all rights and defenses under Sections 580a, 580b, 725a and 726 of the California Code of Civil Procedure. Guarantor waives all rights and defenses arising from Lender's election of remedies, even though that election, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or other similar law. Guarantor waives any right to require Lender to (a) proceed against Borrower; (b) proceed against or exhaust any security held from any person or marshalling of assets or liens; (c) proceed against any other Guarantor; or (d) pursue any other remedy available to Lender. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or demand, notices of acceptance of and reliance on this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, notices of renewal, extension or modification of the indebtedness, notice of any and all favorable and unfavorable information, whether financial or other, about Borrower, heretofore, now, or hereafter learned or acquired by Lender and all other notices to which Guarantor or any of them might otherwise be entitled, and the right to a jury trial in any action hereunder or arising out of Lender's transactions with Borrower. Guarantor hereby waives any and all suretyship defenses now or hereafter available to it under the California Civil Code or the Commercial Code, including, without limitation, (i) California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433; (ii) Chapter 2 of Title 14 of the California Civil Code; or (iii) California Commercial Code Section 3605. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Guarantor acknowledges that the waivers provided herein are made with Guarantor's full knowledge of the significance and consequence of such waivers, and that Lender is relying on such waivers.

8.  Subrogation; Subordination. So long as any indebtedness of Borrower to Lender remains outstanding, Guarantor waives and agrees not to assert any right of subrogation, indemnity or contribution, all right to enforce any remedy Lender may have against Borrower or any other person, and any right to participate in security now or hereafter held by Lender, including, without limitation, any such right set forth in California Civil Code Sections 1845, 2848 or 2849. Any and all present and future debts and obligations of Borrower to each Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all indebtedness of Borrower to Lender. Any amounts received on such indebtedness or obligations owed to Guarantor shall be held by Guarantor as trustee and paid over to Lender without affecting Guarantor's liability under this Guaranty.

9.  Financial Condition. Guarantor assumes the responsibility to keep informed of the financial status of Borrower and of any circumstance which may affect Guarantor's obligations or Borrower's, and Guarantor recognizes and agrees that Lender is not obligated to keep Guarantor informed of any such circumstances. Where Borrower is a corporation, partnership or limited liability company it is not necessary for Lender to inquire into the powers of Borrower of the officers, directors, partners, manager or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Guarantor agrees that by executing this Guaranty it assumes all risks of bankruptcy or reorganization cases or proceedings in connection with Borrower.

10.  Collateral. Guarantor's performance of any and all obligations of Guarantor to Lender no matter how or when arising, whether absolute or contingent, whether due or to become due, and whether under this Guaranty or otherwise are secured by (a) Not Applicable, and (b) all monies or deposits of any Guarantor at any time in Lender's possession. Lender shall have the right to enforce such security interests and the right to offset against such security without notice or demand.

11.  Claims in Bankruptcy. Guarantor shall file all claims against Borrower in any bankruptcy, reorganization or liquidation proceeding and shall assign to Lender such claims and all of its rights related thereto. If Guarantor fails to do so at Lender's request, Lender is authorized, and is hereby irrevocably granted Borrower's power of attorney, to file claims on Guarantor's behalf and to file an assignment of such claims with the bankruptcy court or liquidating entity. Guarantor hereby assigns to Lender all of Guarantor's rights to any payments on any such claims.

12.  Revival. If Lender is required to reimburse to Borrower or any person any amount previously paid or recovered on account of the indebtedness as a preference, fraudulent transfer or because of any bankruptcy proceeding or similar proceeding, Guarantor's obligations shall be reinstated and revived.

13.  Waiver of Jury Trial. GUARANTOR IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THE INDEBTEDNESS OR THIS GUARANTY, ANY OR ALL OF THE REAL AND PERSONAL PROPERTY COLLATERAL SECURING THE INDEBTEDNESS OR THIS GUARANTY, OR ANY OF THE TRANSACTIONS WHICH ARE CONTEMPLATED BY THE FINANCING DOCUMENTS OR THIS GUARANTY. THIS WAIVER IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAM, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATE TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS OF ANY KIND. THIS GUARANTY MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS GUARANTOR'S WRITTEN CONSENT TO WAIVER OF A JURY TRIAL.

14.  Miscellaneous.

(a)  Guarantor agrees to pay attorneys' fees and all other costs and expenses which may be incurred by Lender in the enforcement or interpretation of Lender's rights under this Guaranty in any state, federal or bankruptcy proceeding.

(b)  Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against his/her separate property for all his/her obligations under this Guaranty.

(c)  This Guaranty contains the entire guaranty agreement between Guarantor and Lender, and supercedes all prior agreements and negotiations whether oral or written pertaining to the subject matter of this Guaranty. No modification or amendment of this Guaranty shall be effective unless it is in writing and executed by Guarantor and Lender.

(d)  The death of any Guarantor shall not terminate this Guaranty as to such deceased or as to any other Guarantor. This Guaranty shall be binding upon the heirs, executors, administrators, successors and assigns of each Guarantor and shall inure to the benefit of Lender's successors and assigns. Guarantor may not assign its rights or obligations hereunder.

(e)  In all cases where there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the "Borrower" and the word "Guarantor," respectively, shall mean all and any one or more of them.

(f)  All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed construed and interpreted in accordance with the laws of the State of California.

(g)  All notices to be provided under this Guaranty must be in writing and delivered to the addresses provided below.

(h)  All rights and powers of Lender under this Guaranty and under any other agreement between Guarantor and Lender shall be cumulative and in addition to all right, power and remedies given to Lender at law.

(i)  Headings in this Guaranty are for convenience of reference and shall not be used to interpret or define the provisions of this Guaranty.

(j)  Each Guarantor declares that he, she or it understands the contents of this Guaranty and has had an opportunity to consult with an attorney regarding the form and content of this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty this 8th day of June, 2006.

Lender’s Address:

First Republic Bank
111 Pine Street
San Francisco, CA 94111
Attn: Commercial Loan Operations

	By:	Guarantor